Exhibit 99.2

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of

CRS Retail Technology Group, Inc. and Subsidiaries

Newburgh, New York:

We have audited the accompanying consolidated balance sheets of CRS Retail Technology Group, Inc. and subsidiaries (the “Company”) as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in shareholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey December 2, 2005

CRS RETAIL TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2004 AND 2003

(in 000’s, except share data)

	2004	2003
ASSETS
Current Assets:
Cash and cash equivalents	$6,004	$2,830
Accounts receivable, net	6,693	8,153
Inventories	6,324	6,252
Prepaid and other current assets	519	209
Deferred income taxes	3,707	1,829

Total current assets	23,247	19,273

Property and equipment, net	2,895	2,335
Intangible assets, net	28,407	23,190
Goodwill	12,056	9,079
Deferred income taxes	3,331	7,303
Other assets	284	33

Total assets	$70,220	$61,213

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$3,996	$2,746
Accrued expenses and other liabilities	5,975	4,915
Income taxes payable	5,451	2,834
Deferred revenue	1,148	3,350

Total current liabilities	16,570	13,845

Long-term debt	3,000	—
Other long-term liabilities	817	269

Total liabilities	20,387	14,114

Series A Preferred Stock (Note 13)	68,585	—

Commitments and contingencies

Shareholders’ Equity (Deficit):
Preferred stock (Note 13)	—	—
Series A Preferred Stock (Note 13)	6,546	—
Common stock, no par value, 120,000,000 shares authorized, 12,341 and 12,227 shares issued and outstanding at December 31, 2004 and December 31, 2003, respectively	100,108	99,503
Accumulated deficit	(125,406)	(52,404)

Total shareholders’ equity (deficit)	(18,752)	47,099

Total liabilities and shareholders’ equity (deficit)	$70,220	$61,213

The accompanying notes to consolidated financial statements are an integral part of the above balance sheets.

CRS RETAIL TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

(in 000’s)

	2004	2003
Revenues:
Hardware	$35,779	$20,465
Software licenses	11,496	7,400
Services	24,692	18,041

Total revenues	71,967	45,906

Cost of Revenues:
Hardware	31,458	16,981
Software licenses (including amortization of intangible software assets of $3,215 and $2,958 in 2004 and 2003, respectively)	5,394	3,707
Services	18,339	15,140

Total cost of revenues	55,191	35,828

Gross Profit	16,776	10,078

Operating Expenses
Product development	4,546	2,578
Sales and marketing	2,973	1,739
General and administrative	4,125	4,185
Amortization of intangibles	1,368	1,333
Depreciation	742	1,540

Total operating expenses	13,754	11,375

Income (loss) from operations	3,022	(1,297)
Non-operating income (expense):	3	(50)

Income (loss) before income taxes	3,025	(1,347)
Income tax provision (benefit)	1,066	(440)

Net income (loss)	$1,959	$(907)

The accompanying notes to consolidated financial statements are an integral part of the above statements.

CRS RETAIL TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

(in 000’s, except share data)

	Preferred Series A		Preferred Series B		Preferred Series C		Preferred Series D		Preferred A		Common Stock		Accumulated Deficit	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance December 31, 2002	794,149	$794	1,043,655	$3,653	3,388,391	$28,715	10,942,465	$55,788	—	$—	7	$10,636	$(51,497)	$48,089
Conversion of Preferred Stock to common stock	(794,149)	(794)	(1,043,655)	(3,653)	(3,388,391)	(28,715)	(10,942,465)	(55,788)	—	—	12,235	88,950	—	—
Fractional share purchase	—	—	—	—	—	—	—	—	—	—	(15)	(83)	—	(83)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(907)	(907)

Balance December 31, 2003	—	—	—	—	—	—	—	—	—	—	12,227	99,503	(52,404)	47,099
Sale of common stock	—	—	—	—	—	—	—	—	—	—	114	605	—	605
Series A Preferred Stock dividend	—	—	—	—	—	—	—	—	—	6,546	—	—	(72,001)	(65,455)
Accretion of Series A Preferred Stock dividend	—	—	—	—	—	—	—	—	—	—	—	—	(2,960)	(2,960)
Net income	—	—	—	—	—	—	—	—	—	—	—	—	1,959	1,959

Balance December 31, 2004	—	$—	—	$—	—	$—	—	$—	—	$6,546	12,341	$100,108	$(125,406)	$(18,752)

The accompanying notes to consolidated financials statements are an integral part of the above statements.

CRS RETAIL TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

(in 000’s)

	2004	2003
Operating Activities:
Net income (loss)	$1,959	$(907)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,325	5,822
Amortization of deferred compensation	170	—
Deferred rent expense	48	44
Deferred income taxes	(1,701)	(2,757)
Changes in assets and liabilities, net of business acquired:
Change in accounts receivable	2,336	(4,738)
Change in inventory	292	(3,788)
Change in prepaid expenses and other assets	(493)	159
Change in accounts payable	888	1,918
Change in accrued expenses	(117)	1,010
Change in income tax payable	2,617	2,167
Change in deferred revenue	(2,792)	1,945

Net cash provided by operating activities	8,532	875

Investing Activities:
Purchase of property and equipment	(996)	(795)
Acquisition of business, net of cash acquired	(5,967)	(30)

Net cash used in investing activities	(6,963)	(825)

Financing Activities:
Proceeds from revolving credit agreement	3,000	—
Paydown of revolving credit agreement	(2,000)	—
Repurchase of stock from fractional shareholders	—	(31)
Sale of common stock	605	—

Net cash provided by (used in) financing activities	1,605	(31)

Net increase in cash and cash equivalents	3,174	19
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	2,830	2,811

CASH AND CASH EQUIVALENTS, END OF YEAR	$6,004	$2,830

Supplemental Disclosure of Cash Flows:
Income taxes paid	$63	$140
Interest paid	$29	$74

The accompanying notes to consolidated financial statements are an integral part of the above statement.

CRS RETAIL TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in 000’s, except share data)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Background

CRS Retail Technology Group, Inc. (“CRS”) was incorporated in the state of Utah in 1998. CRS Retail Technology Group, Inc. and subsidiaries (the Company) provide software, hardware and services to the retail industry.

Basis of presentation

The consolidated financial statements include the accounts of CRS Retail Technology Group, Inc. and all wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less from the date of purchase to be cash equivalents.

Allowance for doubtful accounts

The Company maintains an allowance for doubtful accounts for estimated losses that may result from the inability of our customers to make required payments. The allowance is based on customer payment practices and history, inquiries, third party credit insurance, credit reports from third parties and other financial information. If the financial condition of customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowance may be required.

Inventories

Inventories are stated at the lower of cost (first-in, first-out or “FIFO”) or market. Probable losses from obsolete and slow moving inventories are recorded when identified. For the year ended December 31, 2004, the Company recorded a $1,000 charge for certain third party software licenses held for resale and included such charge in cost of revenues – software licenses.

Property and equipment

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives, ranging from three to ten years. Leasehold improvements are amortized over the life of the lease or estimated useful lives, whichever is shorter. Maintenance and repairs are charged to expense as incurred and the costs of additions and improvements are capitalized. Gains or losses from the retirement or sale of assets are included in operating expenses.

Software for internal use

Software, for internal use, is capitalized in accordance with Statement of Position (“SOP”) 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” Capitalized costs are amortized on a straight-line basis over the estimated life of the software ranging from three to five years.

Capitalized software development costs

In accordance with Statement of Financial Accounting Standard (“SFAS”) No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed,” certain costs related to the development of new software products or the enhancement of existing software products for sale or license are required to be capitalized. These costs are to be capitalized from the point in time that technological feasibility has been established, as evidenced by a working model, to the point in time that the product is available for general release to customers. Research and development costs incurred prior to establishing technological feasibility and costs incurred subsequent to general product release to customers are charged to expense as incurred. The Company has not capitalized software development costs in the accompanying consolidated financial statements as the time and costs between the development of a working model and general release are not significant.

Impairment

Long-lived assets

The Company reviews its long-lived assets, including property and equipment and intangible assets subject to amortization for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine the recoverability of its long-lived assets, the Company evaluates the estimated future undiscounted cash flows that are directly associated with and that are expected to arise as a direct result of the use and eventual disposition of the long-lived asset. If the estimated future undiscounted cash flows demonstrate that recoverability is not probable, an impairment loss would be recognized. An impairment loss would be calculated based on the excess carrying amount of the long-lived asset over the long-lived asset’s fair value. As of December 31, 2004 and 2003 there is no evidence of impairment.

Indefinite lived assets

In July 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS 142, “Goodwill and Other Intangible Assets”(“SFAS 142”). SFAS 142 requires goodwill to be tested for impairment on an annual basis and between annual tests in certain circumstances, and written down when impaired, rather than being amortized as previous accounting standards required. On an annual basis, or when management determines that the carrying value of an indefinite-lived intangible asset may not be recoverable based upon the existence of certain indicators of impairment, the Company calculates and compares the fair value of the indefinite-lived intangible asset to its carrying value. If the carrying value exceeds the fair value, an impairment loss will be recognized in an amount equal to the difference. If the Company deems the useful life to be no longer indefinite, after testing for impairment in accordance with the applicable rules stated above, the Company amortizes the intangible asset over its remaining estimated useful life, following the pattern in which the expected benefits will be consumed or otherwise used up and the Company would continue to review for impairment in the future on an annual basis. Based on the impairment tests performed, there was no impairment of goodwill in 2004 or 2003; however, there can be no assurance that future goodwill impairment tests will not result in a charge to operations.

Guarantees

The Company provides certain indemnification provisions within its software licensing agreements, to protect its customers from any liabilities or damages resulting from a claim of misappropriation or infringement by third parties relating to its software. These provisions continue in perpetuity, along with the Company’s software licensing agreements. The Company has never incurred a liability relating to one of these indemnification provisions in the past and management believes that the likelihood of any future payout relating to these provisions is remote. Therefore, the Company has not recorded a liability during any period for these indemnification provisions.

Financing costs related to long-term debt

Costs associated with obtaining long-term debt are deferred and included in other assets and are amortized over the term of the related debt. The Company incurred financing costs during 2004 related to a line of credit agreement, which were deferred and are being amortized over the term of the agreement (three years).

Revenue recognition

The Company provides point-of-sale software solutions to customers in the retail industry. The Company derives its revenue primarily from two sources: (i) sales of products, including hardware and perpetual software licenses, and (ii) services, including maintenance, support, professional services, and hosting. The Company predominately recognizes revenue in accordance with SOP 97-2, “Software Revenue Recognition,” as amended. Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collection is considered probable. The Company reduces revenue by provisions for estimated sales returns, however historical returns and allowances have not been significant.

The Company generally uses a binding contract, purchase order or another form of documented agreement as evidence of an arrangement with the customer. With certain customers, the Company has executed a master agreement governing the relationship, together with purchase orders on a transaction-by-transaction basis. The Company considers delivery to occur upon shipment of the product, so long as title and risk of loss have passed to the customer.

At the time of a transaction, the Company assesses whether the sale amount is fixed or determinable based upon the terms of the documented agreement. If concluded that the fee is not fixed or determinable, revenue is recognized when the fee becomes fixed. The Company assesses if collection is probable based on a number of factors, including past transaction history with the customer and the creditworthiness of the customer. If determined that collection is not probable, the Company does not record revenue until such time as collection becomes probable, which is generally upon the receipt of cash.

If an arrangement includes an acceptance provision, revenue is recognized upon the customer’s acceptance of the product, which occurs upon the earlier of receipt of a written customer acceptance or expiration of the acceptance period.

When arrangements contain multiple elements and vendor specific objective evidence (“VSOE”) of fair value exists for all undelivered elements, the Company recognizes revenue for the delivered elements using the residual method under SOP 98-9, “Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions”. Under the residual method, the VSOE of fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is allocated to the delivered elements and is recognized as revenue, assuming all other conditions for revenue recognition have been satisfied. The Company bases its determination of VSOE of fair value of each of the undelivered elements in multi-element arrangements on the price charged when the same element is sold separately. For arrangements containing multiple elements where VSOE of fair value does not exist for all undelivered elements, the Company defers revenue for the delivered and undelivered elements until VSOE of fair value exists or all elements have been delivered.

The Company may contract with customers to provide multiple services, including customized or modified software, hardware, as well as implementation, training and maintenance services. With exception of the maintenance services, for which there exists VSOE of fair value, the remaining elements are considered one unit of accounting, and are recognized using the percentage-of-completion method as prescribed by SOP 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts,” and pursuant to paragraph 7 SOP 97-2. The Company has not historically deferred performance costs related to its software and implementation arrangements, as revenues are generally recognized as the costs are incurred. The Company uses the output measure of “stores delivered” to monitor percentage-of-completion.

Service revenues are generally recognized based on VSOE of fair value as the professional services are rendered. VSOE of fair value is based upon the price charged when these services are sold separately and is typically an hourly rate. The Company defers maintenance service revenue, whether sold separately or as part of a multiple element arrangement, and recognizes it ratably over the term of the maintenance contract which is generally twelve months. Hosting fees are recognized on a monthly basis as the services are provided.

Deferred revenue

Deferred revenue represents amounts collected from, or invoiced to, customers in excess of revenues recognized.

Income taxes

The Company uses the asset and liability method in accordance with SFAS No. 109. “Accounting for Income Taxes” (“SFAS 109”), whereby deferred income taxes are recorded for the future tax consequences attributable to differences between the financial statements and the tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets and liabilities are revalued to reflect new tax rates in the periods rate changes are enacted.

Stock-based compensation

The Company has adopted the disclosure requirements of SFAS 123, “Accounting for Stock-Based Compensation,”(SFAS 123) as amended by SFAS 148, “Accounting for Stock-Based Compensation-Transition and Disclosure.” The Company applies Accounting Principles Board No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations in accounting for stock options granted under the Company’s stock option plan (the “Plan”). Accordingly, compensation cost has been computed based on the intrinsic value of the stock options at the date of grant, which represents the difference between the exercise price and the fair value of the Company’s common stock. The exercise price of all stock options granted equaled the fair value of the Company’s common stock at the date of option grant and accordingly, no compensation cost related to stock options has been recorded in the accompanying consolidated statements of operations. Had compensation cost for the Plan been determined consistent with SFAS 123, the Company’s net income would have been adjusted to the following pro forma amount:

(in 000’s)	2004
Net income, as reported	$1,959
Deduct: total stock based compensation expense determined under the fair value based method, net of related tax effects	(14)

Pro forma net income	$1,945

The fair values for these options were estimated at the date of grant using the minimum value option pricing model with the following assumptions.

2004
Expected dividend yield	0.0%
Weighted average stock price volatility	0.0%
Weighted average risk-free rate	3.2%
Expected life of the options (years)	8.2

The stock-based employee compensation expense determined under this fair value based methodology for all awards disclosed above is determined based upon the number and fair value of options granted and the vesting period of these options. Substantially, all of the options granted are exercisable pursuant to a four-year schedule whereby one-quarter of the options vest upon the first anniversary of the grant, and the balance will vest in equal monthly installments over the next thirty-six months. Currently, all outstanding options expire ten years from the date of grant. Under SFAS 123, compensation expense is not recognized for options that are forfeited. Therefore, while the fair value per option is not recalculated unless a material event occurs, the number of options vesting would change, thus requiring recalculation of the aggregate compensation expense.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the period. Estimates are revised as additional information becomes available. Actual results may differ from those estimates.

Reverse stock split

In 2003, the Company effected a 2,500,000 for 1 reverse stock split of its common shares. Accordingly, all common shares in the accompanying financial statements have been restated for such stock split.

2.	RECENT ACCOUNTING STANDARDS

In December 2004, the FASB issued SFAS No. 123 (revised 2004) “Share-Based Payment” (“SFAS 123R”) which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation.” This statement supersedes APB. No. 25 and eliminates the option of using the intrinsic value method of accounting for employee stock options. The provisions of SFAS No. 123R require the recognition of employee services received in exchange for awards of equity instruments based on the grant-date fair value of the awards as determined by option pricing models. The calculated compensation cost is recognized over the period that the employee is required to provide services per the conditions of the award. SFAS No. 123R is effective for the Company in 2006. The adoption of this statement is expected to have a material impact on the Company’s consolidated financial statements, however such impact has not been quantified.

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs – an amendment of ARB No. 43, Chapter 4”(“SFAS No. 151”). This statement clarifies the criteria of “abnormal amounts” of freight, handling costs, and spoilage that are required to be expensed as current period charges rather than deferred in inventory. In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 is effective for the Company in 2005. The Company does not believe the impact of this statement will be material to the Company’s consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS No. 150”). SFAS No. 150 requires certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity to be classified as liabilities. The provisions of SFAS No. 150 were effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities, which are subject to the provisions of the Statement for the first fiscal period beginning after December 15, 2003. The Company did not have any financial instruments that met the provisions of SFAS No. 150; therefore, the adoption of this statement did not have a material effect on the Company’s consolidated financial statements.

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”). FIN 46 requires unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse the risks and rewards of ownership among their owners and other parties involved. The provisions of FIN 46 were applicable immediately to all variable interest entities created after January 31, 2003 and variable interest entities in which an enterprise obtains an interest in after that date. For variable interest entities created before February 1, 2003, the provisions were effective June 15, 2003. The Company has not created or obtained any variable interest entities. The adoption of this interpretation did not have a material effect on the Company’s consolidated financial statements. In December 2003, the FASB issued a revision to FIN 46; however, it had no impact on the Company’s adoption.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure, an amendment of FASB Statement No. 123” (“SFAS No. 148”). SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 also requires prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method on reported results. The Company adopted the disclosure requirements of SFAS No. 148 effective December 2002 and continues to account for its stock options under the intrinsic value recognition and measurement principles of APB Opinion No. 25, “Accounting for Stock Issued to Employees.”

In November 2002, the FASB issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN 45”). FIN 45 requires the recognition of liabilities for guarantees that are issued or modified subsequent to December 31, 2002. The liabilities should reflect the fair value, at inception, of the guarantors’ obligations to stand ready to perform, in the event that the specified triggering events or conditions occur. This interpretation also requires disclosure of accounting policies and methodologies with respect to warranty accruals, as well as a reconciliation of the change in these accruals for the reporting period. The adoption of this interpretation did not have a material effect on the Company’s consolidated financial statements.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS No. 146”). SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured at its fair value in the period it is incurred and applies prospectively to such activities that are initiated after December 31, 2002. The adoption of this standard did not have a material effect on the Company’s consolidated financial statements.

3.	ACQUISITIONS

CRS Retail Systems, Inc.

On October 8, 2002, CRS acquired CRS Retail Systems, Inc., a privately held software and services company located in Newburgh, NY. CRS Retail Systems, Inc. provides retail management software, hardware, and services to retail vendors and operators enabling them to better service customers. The purpose of the acquisition was to combine two companies that could address retailers’ needs for broader solution suites with multiple applications tied into core point of sales systems. The financial results of CRS Retail Systems’ operations have been included in the consolidated financial statements since the acquisition date.

The purchase price consisted of the issuance of $48,000 in Series D Preferred stock plus $663 in transaction costs. The following table summarizes the fair value of assets acquired and liabilities assumed at the date of acquisition:

(in 000’s)
Current assets	$13,460
Fixed assets	2,184
Acquired technology	15,600
In-process research and development	3,000
Other intangible assets	12,900
Goodwill	9,049
Deferred income taxes	1,833
Liabilities assumed	(9,363)

Net assets acquired	$48,663

Apropos Retail Management Systems Inc.

On October 4, 2004, CRS acquired 100% of Apropos Retail Management Systems, Inc. (“Apropos”), a privately held company based in Lynnwood, WA. Apropos provides software merchandising applications to the general retail market.

The aggregate purchase price was approximately $9,091 (plus contingent consideration of $677 which will be recorded as additional purchase price when and if the contingency is resolved) and consisted of: $6,930 in cash, with $500 held back and subject to be released 18 months from the acquisition date; $2,000 in a convertible subordinate note; and $161 in estimated transaction costs. The following table summarizes the fair value of assets acquired and liabilities assumed at the date of acquisition:

(in 000’s)
Current assets	$1,933
Fixed assets	306
Acquired technology	7,500
Other intangible assets	2,300
Goodwill	2,977
Deferred income taxes	(3,795)
Liabilities assumed	(2,130)

Net assets acquired	$9,091

The results of Apropos’ operations have been included in the consolidated financial statements since the acquisition date. The following table represents unaudited pro forma information as if Apropos had been acquired on January 1, 2003.

(in 000’s)	2004	2003
Revenue	$77,931	$53,765
Net income	$1,730	$(39)

As part of the October 4, 2004 Apropos acquisition, the Company placed $3,500 in preferred and common shares in escrow (“Total Equity Consideration”). Of the Total Equity Consideration, $2,750 relates to two key former Apropos shareholders continued employment with the Company and an additional $73 for a third shareholder. The combined amount of $2,823 is considered stock-based compensation. The Company recorded such amount as deferred compensation at the acquisition date. Such amount is being expensed over the employment period. The remaining Total Equity Consideration is considered contingent purchase price. The preferred and common shares comprising the Total Equity Consideration were deposited with an escrow agent at the close of the transaction. In accordance with the escrow agreement, twenty-five percent (25%) of the Total Equity Consideration will be released on each annual anniversary of the closing date, provided that during the preceding year and as of such anniversary the two key employees remain full-time employees of the Company. If one of the two key employees does not remain with the Company, all of the equity consideration allocable to such key employee remaining in escrow, and one half of the remaining Total Equity Consideration allowable to all other Total Equity Consideration recipients shall be forfeited. The Total Equity Consideration would be fully released from escrow if the Company went public, was sold or the two key employees were terminated without cause.

In February 2005, one of the two key employees left the Company. In accordance with the Apropos Stock Purchase Agreement, the key employee forfeited all such allocable equity consideration and the other equity recipients forfeited 50% of the remaining Total Equity Consideration resulting in a remaining total equity consideration of $1,062 of which $724 is considered stock-based consideration. For the year ended December 31, 2004, related stock-based compensation expense totaled $170.

4.	ACCOUNTS RECEIVABLE

For the years ended December 31, 2004 and 2003 accounts receivable included:

(in 000’s)	2004	2003
Accounts receivable trade	$6,151	$7,646
Accrued accounts receivable	705	660
Allowance for bad debt	(178)	(153)
Other receivable	15	—

Accounts receivable, net	$6,693	$8,153

5.	INVENTORIES

For the years ended December 31, 2004 and 2003 components of inventories included:

(in 000’s)	2004	2003
Hardware	$5,930	$4,916
Third party software	394	1,336

Inventories	$6,324	$6,252

6.	PROPERTY AND EQUIPMENT

For the years ended December 31, 2004 and 2003 property plant and equipment included:

(in 000’s)	Estimated Useful Life	2004	2003
Construction in progress		$158	$6
Leasehold improvements	Lease terms	1,373	1,240
Transportation equipment	3 years	149	128
Computer equipment & software	3 -5 years	2,198	1,515
Office equipment	5 years	262	192
Furniture and fixtures	7 years	1,317	1,074
General facility equipment	5 years	3,360	3,360

Total property and equipment		8,817	7,515

Accumulated depreciation		(5,922)	(5,180)

Net property and equipment		$2,895	$2,335

Depreciation expense was $742 and $1,540 for the years ended December 31, 2004 and 2003, respectively.

7.	GOODWILL AND INTANGIBLE ASSETS

The total gross carrying amount and accumulated amortization for goodwill and intangible assets are as follows:

(in 000’s)	Est. Useful Life	As of December 31, 2004			As of December 31, 2003
		Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net
Intangible Assets Subject to Amortization:
Software	3-8 yrs	$23,100	$(6,913)	$16,187	$15,600	$(3,698)	$11,902
Trademark and tradename	2-10 yrs	3,200	(700)	2,500	3,000	(375)	2,625
Customer relationships	10 yrs	12,000	(2,280)	9,720	9,900	(1,237)	8,663

Total		38,300	(9,893)	28,407	28,500	(5,310)	23,190
Intangible Assets Not Subject to Amortization:
Goodwill	—	12,056	—	12,056	9,079	—	9,079

Total Goodwill and Intangible Assets	—	$50,356	$(9,893)	$40,463	$37,579	$(5,310)	$32,269

The changes in the carrying amount of goodwill, which is not subject to amortization, for the years ended December 31, 2004 and 2003 are as follows:

(in 000’s)	Balance as of December 31, 2003	Acquisition	Balance as of December 31, 2004
Goodwill	$9,079	$2,977	$12,056

(in 000’s)	Balance as of December 31, 2002	Purchase Accounting Adjustment	Balance as of December 31, 2003
Goodwill	$9,049	$30	$9,079

Goodwill is not deductible for tax purposes.

The following table reconciles net intangible assets subject to amortization for the period from December 31, 2003 to December 31, 2004:

	2004 Activity
(in 000’s)	Net Intangibles as of December 31, 2003	Additions	Amortization	Net Intangibles as of December 31, 2004
Software	$11,902	$7,500	$(3,215)	$16,187
Trademark and tradename	2,625	200	(325)	2,500
Customer relationships	8,663	2,100	(1,043)	9,720

Total	$23,190	$9,800	$(4,583)	$28,407

Amortization expense related to intangible assets, for the years ended December 31, 2004 and 2003 was $4,583 and $4,291, respectively. The Company recorded $3,215 and $2,958 of amortization expense to cost of software license revenues for the years ended December 31, 2004 and 2003, respectively. Aggregate future annual amortization expense of intangible assets is estimated to be:

(in 000’s)
Year Ending December 31,
2005	$5,328
2006	4,346
2007	3,728
2008	3,728
2009	3,667
Thereafter	7,610

$28,407

8.	DEBT

On September 29, 2004, the Company entered into a new revolving credit agreement (the “Credit Agreement”) with the offer of a ten million dollar committed line of credit, expiring on September 29, 2007. The lender (the “Lender”) under the Credit Agreement is Fleet National Bank, a Bank of America company. Simultaneously upon entering into the Credit Agreement, the Company entered into: (i) a security agreement, pursuant to which the Lender was granted a security interest in all intellectual property, trademarks, tradenames, service marks, trade secrets, copy rights and patents; (ii) a security agreement, pursuant to which the Lender was also granted a security interest in all equipment, machinery, inventory, vehicles, inventory and receivables; and (iii) a guaranty of payment and performance agreement, whereby the Company unconditionally guaranties the payment of all indebtedness to the bank.

The interest due under the Credit Agreement is calculated as follows: (i) the prime rate minus one hundred basis points (4.25% as of December 31, 2004), or (ii) Fixed LIBOR rate equal to the one month, two month or three month LIBOR Rate plus one hundred fifty basis points (4.00% as of December 31, 2004). The Credit Agreement also requires that the Company pay insignificant commitment fees on the unused portion of the line of credit to the Lender. For 2004, the Company was charged a weighted average interest rate of 3.92% on its outstanding facility.

The Credit Agreement contains certain financial covenants and restrictions on the Company’s ability to service the current levels of debt and assume additional debt. The Company violated certain financial covenants for the periods ending March 31, 2005 and June 30, 2005 and by not delivering historical audited financial statements. The Company obtained waivers from the Lender for these covenant breaches.

As of December 31, 2004, the total outstanding balance on the Credit Agreement was $1,000.

As part of the October 4, 2004 Apropos acquisition, the Company issued a $2,000 convertible subordinated note to the former shareholders of Apropos. The note consideration consists of a convertible promissory note from the Company to the Apropos shareholders on the following terms (i) three-year maturity, (ii) unsecured, (iii) a 2% interest rate, (iv) convertible at a 25% premium to the price per share implied in CRS’ acquisition of Apropos and (v) certain covenants designed to appropriately ensure the ability of the Company to repay all outstanding obligations under the note.

The Company’s credit agreement and convertible subordinate note mature in 2007.

9.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

For the years ended December 31, 2004 and 2003 accrued expenses and other current liabilities included:

(in 000’s)	2004	2003
Customer deposits	$1,949	$1,709
Compensation and related taxes	3,655	2,644
Professional services	225	389
Sales and use taxes	74	92
Accrued payables and other	72	81

	$5,975	$4,915

10.	RELATED PARTY TRANSACTIONS

In October 2002, CRS Retail Systems, Inc. entered into a lease agreement with CRS Realty LLC. The major owners of CRS Realty LLC are also minority shareholders of the Company. The lease term is through 2010. Rent expense approximated $500 for the years ended December 31, 2004 and 2003.

In October 2002, CRS Retail Systems, Inc. entered into a lease agreement with LKD Realty, Inc. The major owners of LKD Realty, Inc. are related to minority shareholders of the Company. A minority shareholder also owns a portion of LKD Realty, Inc. The lease was for 15 Governor Drive, Newburgh, NY for a total of 22,000 square feet. The lease term is through 2010. Rent expense approximated $478 and $422 for the years ended December 31, 2004 and 2003, respectively.

11.	SIGNIFICANT CUSTOMER CONCENTRATION

During the years ended December 31, 2004 and 2003, one customer accounted for approximately 30.9% and 18.0% of revenues, respectively. This customer also had accounts receivable balances of $832 and $666 as of December 31, 2004 and 2003, respectively.

12.	STOCK OPTION PLAN

The Company maintained a stock option plan (the “Plan”) that provides for the granting of options to purchase the Company’s common stock. Under the Plan, the total number of shares of common stock that may be granted is 10,000,000. Options granted under the Plan vest over a four-year period and are exercisable over a period not to exceed ten years as determined by the Board of Directors. During 2004, the Company granted options to purchase 3,570,519 shares of the Company’s common stock with vesting commencing effective January 1, 2003 if employed at such date. Incentive stock options are granted with exercise prices at estimated fair value of the Company’s common stock. Nonqualified options are granted at exercise prices determined by the Compensation Committee of the Board of Directors, but not below estimated fair market value at the date of grant. The below table sets forth the number of shares and weighted average exercise price for options activity for the years ended December 31, 2004 and 2003.

	Shares	Weighted Average Exercise Price
Outstanding December 31, 2003	—	$—
Granted	3,570,519	0.10
Forfeited	(189,626)	0.10

Outstanding at December 31, 2004	3,380,893	0.10

As of December 31, 2004 there were 1,465,198 options exercisable with a weighted average exercise price of $0.10 per common share. As of December 31, 2004 there were 6,239,855 shares available for future grants under the Plan. The weighted average fair value of options granted as of December 31, 2004, determined using the minimal value method, was a nominal value per common share. Information with respect to the options outstanding under the Plan at December 31, 2004 is as follows:

Exercise Price Per Share	Shares	Weighted Average Contractual Life	Number of Vested Shares
$0.10	3,380,893	8.2 years	1,465,198

13.	PREFERRED STOCK AND SHAREHOLDERS’ EQUITY (DEFICIT)

On May 12, 2003, the Company amended its Articles of Incorporation (Second Amended and Restated Articles of Incorporation) in an effort to simplify the capital structure and to reduce the burden of administering four different series of Convertible Preferred Shares. The Company’s Board of Directors approved the recapitalization of the Company by authorizing the conversion of each issued and outstanding share of each series of Preferred Stock into common stock based upon the conversion terms established in the original Articles of Incorporation. Further, upon conversion, each series of Converted Preferred Stock was cancelled and terminated. To finalize the recapitalization, the Company effected a 2,500,000 for 1 reverse stock split immediately subsequent to the Preferred Shares’ conversion to common and established a liability of $83 which amounted to the sum of all fractional shares multiplied by the estimated fair market value per common share. At December 31, 2004 and 2003, the remaining unpaid fractional share liability amounted to $52.

In October 2004, the Company amended Article III of its Articles of Incorporation to increase the number of shares which the Company is authorized to issue. Effective with the filing and as of December 31, 2004, the Company is authorized to issue 310,000,000 shares comprised as follows:

•	Common stock, no par 120,000,000 shares

•	Series A Convertible Participating Senior Preferred Stock (“Series A Preferred Stock”), no par 90,000,000 shares

•	Series B Redeemable Senior Preferred Stock (“Series B Preferred Stock”), no par 90,000,000 shares

•	Preferred Stock, Undesignated 10,000,000 shares

The Series A Preferred Stock and the Series B Preferred Stock are 1) senior to the common stock with respect to dividend rights, liquidation, dissolution, redemption or winding up and 2) on parity with each other with respect to dividend rights, liquidation, dissolution, and redemption or winding up. In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, holders of Series A Preferred Stock and Series B Preferred Stock are entitled to payment in an amount equal to $1.00 per share plus any declared, unpaid, accumulated or accrued dividends. If the assets to be distributed to the holders of Series A Preferred Stock and Series B Preferred Stock are insufficient, the assets will be distributed ratably.

The holders of shares of Series A Preferred Stock and Series B Preferred Stock are entitled to receive dividends, as, when and if declared by the Board of Directors, out of funds legally available therefore. Dividends on each share of Series A Preferred Stock and Series B Preferred Stock shall accrue on a daily basis at the rate of 8% per annum on the sum of the liquidation value thereof plus all accumulated dividends and accrued and unpaid dividends thereon from and including the date of issuance of such preferred stock to and excluding the first to occur of (i) the date on which shares of Series A Preferred Stock is converted into a conversion unit; (ii) the date on which the liquidation value of such Series A Preferred Stock or Series B Preferred Stock (plus an amount equal to all accumulated or accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Company; or (iii) the date on which shares of Series A Preferred Stock or Series B Preferred Stock is otherwise acquired by the Company. Such dividends shall accrue whether or not they have been declared and whether or not there are legally available funds, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any junior equity. As of December 31, 2004 and 2003, the Board of Directors had not declared any cash dividends payable on preferred or common stock.

All shareholders of Series A Preferred Stock are entitled to vote on all matters with the common shareholders and are entitled to the number of votes equal to the number of common shares into which their Series A Preferred Stock shares are convertible. Each share of Series A Preferred Stock is convertible at any time, at the option of the holder, into one conversion unit which entitles the holder to one share of common stock and one share of Series B Preferred Stock, subject to adjustments for dilution. All the Series A Preferred Stock shall automatically be converted into conversion units at the request of a majority of the outstanding Series A Preferred Stock holders. Series B Preferred Stock holders have no right to vote, except to the extent required by applicable law. The Company may, at any time and from time to time at its option, redeem all or any portion of the shares of Series B Preferred Stock then outstanding. The total sum payable by the Company per share of Series B Preferred Stock to be redeemed shall equal $1.00 per share plus an amount equal to all accumulated or accrued and unpaid dividends (or the “Redemption Price”).

In the event of a public offering of the Company’s securities, that results in aggregate cash proceeds (prior to underwriters’ commissions and expenses) to the Company of at least $40,000 at a per share offering price of at least $2.00, the Company shall, at the request (by written notice given to the Company) of the holders of a majority of the Series A Preferred Stock and Series B Preferred Stock (together as a single class), apply at least 50% of the net cash proceeds remaining after deduction of all discounts, underwriters’ commissions and other reasonable expenses to redeem shares of Series B Preferred Stock at a price per share equal to the Series B Preferred Stock Redemption Price. If the funds of the Company available for redemption of the Series B Preferred Stock are insufficient to redeem, the shares of Series B Preferred Stock sought to be redeemed by the Company will (i) first redeem the greatest number of shares possible of Series B Preferred Stock subject to redemption (pro rata among the holders thereof and (ii) from time to time thereafter as promptly as possible, shall redeem the remaining shares of Series B Preferred Stock to the greatest extent possible from funds that are then available for such redemption without violating any such laws.

In 2004, the Company’s Board of Directors instructed the Company to issue a Preferred Stock dividend to each common shareholder of the Company such that for each share of the Company’s common stock owned, such shareholder would receive 5,303 shares of Series A Preferred Stock. The dividend has been recorded at its estimated fair value through an increase in accumulated deficit of $72,001, an increase in Series A Preferred Stock temporary equity of $65,455 and an increase of Series A Preferred Stock permanent equity of $6,546. The Company has classified the portion of its Series A Preferred Stock outside of shareholders’ equity that is convertible into Series B Preferred Stock as the redemption of the Series B Preferred Stock is outside the control of the Company. At the time of the issuance of Series A Preferred Stock, the majority holders of the Series A Preferred Stock controlled the Board of Directors vote. The Series A Preferred Stock – temporary equity in being carried at the redemption value of the Series B Preferred Stock with dividends being accreted. Dividend accretion was $2,960 for the year ended December 31, 2004. The Series A Preferred Stock recorded as permanent equity was valued at the estimated fair value of a share of the Company’s common stock. The table below represents the Series A Preferred Stock activity for 2004.

(in 000’s)	Shares	Amount
Balance December 31, 2003	—	$—
Series A Preferred Stock dividend	65,455	65,455
Deferred compensation (Note 3)	—	2,823
Deferred compensation (Note 3)	—	(2,823)
Amortization of deferred compensation	—	170
Accretion of Series A Preferred Stock dividend	—	2,960

Balance December 31, 2004	65,455	$68,585

14. INCOME TAXES

The Company accounts for income taxes using the liability method in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”). Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

As of December 31, 2004 and December 31, 2003, the Company had available for Federal income tax reporting purposes net operating loss carryforwards approximating $45,000 and $48,000, respectively, expiring from 2019 through 2023, which are available to reduce future earnings which would otherwise be subject to Federal income taxes. The Company’s ability to use such net operating losses may be limited by change in control provisions under Internal Revenue Code Section 382.

As of December 31, 2004 and December 31, 2003, the Company had available for Utah state income tax reporting purposes net operating loss carryforwards approximating $43,000 and $44,000, respectively, expiring from 2014 through 2017.

Deferred tax assets are recorded for temporary differences that will result in future tax deductions as well as net operating loss carryforwards. Deferred tax assets are required to be reduced by a valuation allowance if, based on an evaluation of positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. In assessing realizability, management considers projections of future taxable income, the scheduled reversal periods of temporary differences, expiration periods of net operating loss carryforwards and tax planning strategies.

On October 8, 2002 (“Transaction Date”), CRS acquired 100% of the outstanding shares of stock of CRS Retail Systems, Inc. (“Sub”) pursuant to a transaction in which a transitory merger subsidiary (“Merger Sub”) formed by the Company merged with and into Sub with Sub surviving as a wholly owned subsidiary of the Company (the “Acquisition”). Since the date of the Acquisition, Sub has continued in existence as a wholly owned subsidiary of the Company. As of the Transaction Date, management evaluated the Company’s ability to realize the benefit of its deferred tax assets which had been previously recorded with a full valuation allowance. Management considered the prior performance of the separate companies, future projections of separate company income, expected synergies between the acquiring and acquired companies, and the ability of the companies to join in a consolidated Federal income tax return. Based on its assessment of all available evidence, management concluded that it was more likely than not that the Company would realize the benefit of its net Federal deferred tax assets and its net state deferred tax assets, excluding the assets related to state net operating loss carryforwards. Accordingly, the Company reversed the valuation allowance on its net Federal deferred tax assets and net state deferred tax assets, excluding the state net operating loss carryforwards. The resulting decrease in the valuation allowance related to deferred tax assets on the Transaction Date was accounted for in the purchase accounting. Management believes that it is more likely than not that the net deferred tax assets will be realized.

The Company did not include in the 2002, 2003 or 2004 Federal income tax return a formal election for the Company to file a consolidated income tax return with its subsidiaries. The Company and Sub intended at all times to elect to file consolidated Federal income returns pursuant to the Treasury Regulations. However, in preparing the Company’s 2002 and 2003 Federal income tax returns, the Company’s tax return preparers mistakenly believed that Sub had merged with the Company in the Acquisition, and hence that the combined operations of the two corporations were being conducted in a single corporation. Because of that misunderstanding, (1) no separate company Federal income tax returns for Sub have been prepared and filed for the 2002 and 2003 completed taxable years ending after the Acquisition, and (2) the Company’s 2002 and 2003 Federal income tax returns were prepared and filed on the basis that all items of income, gain, deduction and loss recognized by each of the Company and Sub were recognized by a single entity (and hence all items arising from intercompany transactions, if any, were eliminated in preparing such tax returns) and (3) the 2004 Federal income tax return was prepared on a consolidated basis but did not include the formal election for the Company to file a consolidated income tax return with its subsidiaries. As a result of the above, the Company has computed and recorded a Federal income tax payable as of December 31, 2004 and 2003 totaling $4,669 and $2,419, respectively, based on a standalone income tax return method for these legal liabilities.

The Company is preparing and intends as soon as practicable to file a request for a determination by the Internal Revenue Service that the Company and Sub shall be treated as having filed a consolidated federal income tax return for each of the Company’s 2002, 2003 and 2004 taxable years. The Company believes that it is entitled to receive such a determination under the Treasury Regulations, but there is no assurance that the Internal Revenue Service will issue such a determination. If such relief is granted, the Company would record the reversal of income tax payable and reduce its deferred tax assets-net operating loss carryforwards as the net operating loss carryforwards of the Company would be utilized to offset taxable income of the subsidiaries. The Company has a tax planning strategy to elect to file a consolidated income tax return in 2005 and future years and believes that it is more likely than not that the Federal net operating carryforwards will be utilized based on historical and projected profitability of the consolidated companies.

As of December 31, 2004 and 2003, management determined that it was not more likely than not that the Company would realize the benefit of its state deferred assets related to state net operating loss carryforwards. Accordingly, the Company is continuing to maintain a full valuation allowance for the deferred asset related to state net operating loss carryforwards.

The provision for income taxes, arising from state and Federal income taxes, is as follows:

(in 000’s)	2004	2003
Current Tax Expense:
Federal	$2,294	$1,903
State	473	414

	2,767	2,317

Deferred Tax Benefit:
Federal	(1,256)	(2,342)
State	(445)	(415)

	(1,701)	(2,757)

Total Tax Expense (Benefit)	$1,066	$(440)

The reconciliation for the provision for income taxes and the amount computed by applying the Federal statutory income tax rate is summarized as follows:

	2004	2003
Tax at Federal statutory rate	34.00%	(34.00%)
Business meals and entertainment	0.55%	1.38%
Fines and penalties	0.03%	0.01%
State taxes	0.61%	(0.05%)

	35.19%	(32.66%)

Deferred tax assets and (liabilities) consist of the following:

(in 000’s)	2004	2003
Depreciation	$585	$662
Amortization	(10,735)	(8,714)
Accrued expenses	1,163	871
Inventory	433	48
Deferred rent	(123)	(104)
Allowance for bad debt	153	128
Net operating losses	16,875	17,657
Tax credits	44	—
Other items	65	39

	8,460	10,587
Valuation allowance	(1,422)	(1,455)

	$7,038	$9,132

15.	EMPLOYEE SAVINGS PLAN

The Company sponsors an employee savings plan which conforms to the provisions of Section 401(k) of the Internal Revenue Code. The Plan covers substantially all full-time employees and part-time employees and allows employees to voluntarily defer up to the government maximum per year of their income through contributions to the Plan. The Company matches 50% of the first 8% of each participating employee’s voluntary contributions. The 401k match charged to operations was $362 and $274 for the years ended December 31, 2004 and 2003, respectively.

16.	COMMITMENTS AND CONTINGENCIES

Leases

The Company leases offices and warehouse space under operating leases expiring at various dates through 2010 and equipment leases also under operating leases. Rent expense for the years ended December 31, 2004 and 2003 was $1,318 and $1,270 respectively.

Future minimum lease payments at December 31, 2004 for those leases having an initial or remaining non-cancelable lease term in excess of one year are as follows:

(in 000’s)
2005	$1,939
2006	1,948
2007	1,035
2008	1,035
2009	924
2010 and thereafter	518

$7,399

Legal proceedings

CRS is and has been involved in legal proceedings arising in the normal course of business. The Company is of the opinion, based upon presently available information and the advice of counsel concerning pertinent legal matters, that any resulting liability should not have a material adverse effect on the Company’s consolidated results of operations or financial position.

17.	SUBSEQUENT EVENTS

In August 2005 the Company granted 740,592 options to employees to purchase the Company’s common stock with an exercise price of $.46 per option.

On September 30, 2005, the Company signed a non-binding letter of intent for the sale of the Company to a public company who provides ERP software to mid-sized vendors.